Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Guardion Health Sciences, Inc.

We consent to the inclusion in the foregoing Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-209488) of our report dated March 30, 2017, relating to the financial statements of Guardion Health Sciences, Inc. as of December 31, 2016 and 2015 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.

Los Angeles, California
August 4, 2017